UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 6, 2006

ZAP
(Exact name of Registrant as specified in its charter)

California	001-32534	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1  Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

See Item 8.01 of this Report.

Section 8  Other Events

Item 8.01.  Other Events.

Commencing in May of 2005, ZAP (the “Company”) entered into a series of agreements relating to the design and development of the XEBRA with Shandong Jindalu Vehicle Co., Ltd (“Jindalu”) of China. The XEBRA is an all-electric vehicle with three wheels and is being imported as a motorcycle, yet, unlike most other motorcycles, the XEBRA is enclosed with windows and a roof, affording it protection from inclement weather. The foregoing description of the various agreements entered into by the parties does not purport to be complete and is qualified in its entirety by reference to the agreements, which are filed as exhibits hereto, and are incorporated into this report by reference.

Exclusive Distribution Agreement

On May 1, 2005, the Company and Jindalu entered into an Exclusive Distribution Agreement whereby the Company agreed to act as the exclusive agent for the distribution and sale in North America of the XEBRA manufactured by Jindalu. The agreement provides for the exclusive distribution relationship to be effective for 5 years after the XEBRA products are approved by the appropriate governmental agencies in the United States. The parties agreed that the Company would be responsible for the servicing of the XEBRA vehicles for end users in North America, as well as ensuring the proper translation of all instruction and manuals in English. Any matter not specified in the agreement would be resolved via further negotiations between the Company and Jindalu.

Concurrent Guarantees

The Company provided a guarantee to Jindalu acknowledging that Jindalu has granted to the Company the exclusive right to distribute and sell the XEBRA vehicles within North America. In return for such exclusive distribution right, the Company guaranteed to Jindalu that it was the Company’s sole manufacturer of three-wheel electric vehicles in China. The guarantee provides that such exclusive distribution right lasts for 10 years. Jindalu provided the Company with an identical guarantee reaffirming the exclusive nature of the parties’ relationship and providing for such guarantee to be valid for a period of 10 years.

Agreement to Form Joint Venture

On September 21, 2006, the parties entered into an agreement to form a joint venture to design and manufacture a new generation of low-cost advanced transportation vehicles that will run on gas, electricity, alcohol or other similar advanced technologies and fuels. The agreement provides for Jindalu to be the manufacturer and the Company to be the international distributor of all such vehicles designed and manufactured through the joint venture. In exchange for a 25% interest in the joint venture, the Company agreed to provide $350,000 in cash or stock.

Section 9  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Exclusive Distribution Agreement dated May 1, 2005, as supplemented by a letter dated June 9, 2006
99.2	ZAP Guarantee
99.3	Shandong Jindalu Vehicle Co., Ltd. Guarantee
99.4	Joint Venture Agreement dated September 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Date: November 6, 2006	By: /s/ Steven M. Schneider
Steven M. Schneider
Chief Executive Officer

ZAP
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Exclusive Distribution Agreement dated May 1, 2005, as supplemented by a letter dated June 9, 2006
99.2	ZAP Guarantee
99.3	Shandong Jindalu Vehicle Co., Ltd. Guarantee
99.4	Joint Venture Agreement dated September 21, 2006